Exhibit 99.2

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL DATA

The unaudited pro forma combined condensed consolidated financial information has been prepared using the acquisition method of accounting, giving effect to the merger. The unaudited pro forma combined condensed consolidated statement of financial condition combines the historical information of CB Financial Services, Inc. (“CB”) and of FedFirst Financial Corporation (“FedFirst”) as of September 30, 2014 and assumes that the merger was completed on that date. The unaudited pro forma combined condensed consolidated statement of operations combines the historical financial information of CB and of FedFirst and give effect to the merger as if it had been completed as of the beginning of the periods presented. The unaudited pro forma combined condensed consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the results of operations or financial condition had the merger been completed on the date described above, nor is it necessarily indicative of the results of operations in future periods or the future financial condition and results of operations of the combined entities. The financial information should be read in conjunction with the accompanying Notes to the Unaudited Pro Forma Combined Condensed Consolidated Financial Information. Certain reclassifications have been made to FedFirst historical financial information in order to conform to CB’s presentation of financial information.

The actual value of CB’s common stock to be recorded as consideration in the merger was based on the cash offer price of $23.00 per share adjusted by the exchange ratio of 1.1590 shares of FedFirst stock per share of CB stock as of the merger completion date or $19.84 per share. The merger was completed on October 31, 2014.

The pro forma financial information includes adjustments, including adjustments to record FedFirst’s assets and liabilities at their respective fair values, and represents CB’s pro forma entries based on information available as of the merger completion date.  The final allocation of the purchase price for the merger was determined as of the merger completion date.

We anticipate that the merger will provide the combined company with financial benefits that include reduced operating expenses. The unaudited pro forma combined condensed consolidated financial data, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during these periods.

The unaudited pro forma combined condensed consolidated financial information has been derived from and should be read in conjunction with the historical consolidated financial statements and the related notes of CB and of FedFirst.

Unaudited Combined Condensed Consolidated Pro Forma Statement of Financial Condition

	As of September 30, 2014*
	CB Historical	FedFirst Historical	Pro Forma Adjustments		Pro Forma Combined
	(In Thousands)
ASSETS
Cash and cash equivalents	$32,231	$23,788	$(24,826	)(1)	$31,193
Investment securities	105,197	–	–		105,197
Loans receivable	400,901	286,897	(4,512	)(2)	683,286
Allowance for loan losses	(5,337)	(3,546)	3,546	(2)	(5,337)
Loans, net	395,564	283,351	(966)		677,949
Other real estate owned	1,698	16	–		1,714
Accrued interest receivable	1,727	898	–		2,625
Deferred tax asset, net	1,671	2,115	(1,443	)(3)	2,343
Federal Home Loan Bank stock	2,013	3,472	–		5,485
Banking premises and equipment, net	4,691	1,452	557	(4)	6,700
Bank-owned life insurance	8,876	8,739	–		17,615
Core deposit intangible	–	–	4,977	(5)	4,977
Goodwill	2,158	1,080	4,938	(6)	8,176
Other assets	542	416	–		958
Total assets	$556,368	$325,327	$(16,763)		$864,932

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits	$490,758	$209,192	$150	(7)	$700,100
Federal Home Loan Bank advances	3,000	12,000	298	(8)	15,298
Repurchase agreements	16,155	50,861	–		67,016
Accrued expenses and other liabilities	1,805	1,899	–		3,704
Total liabilities	511,718	273,952	448		786,118
Shareholders’ equity:
Common stock	1,101	23	695	(9)	1,819
Paid-in capital	6,169	30,764	2,682	(9)	39,615
Retained earnings	41,886	21,398	(21,398	)(9)	41,886
Treasury stock, at cost	(4,999)	–	–		(4,999)
Accumulated other comprehensive income, net of taxes	493	–	–		493
Unearned Employee Stock Ownership Plan (ESOP)	–	(907)	(907	)(9)	–
Noncontrolling interest in subsidiary	–	97	(97	)(9)	–
Total shareholders’ equity	44,650	51,375	(17,211)		78,814
Total liabilities and shareholders’ equity	$556,368	$325,327	$(16,763)		$864,932

*
Assumes that the merger was completed as of September 30, 2014 utilizing the acquisition method of accounting. Actual fair value adjustments, where appropriate, were determined as of the merger completion date and were amortized and accreted into income.

(1)
The adjustment includes cash consideration of $18.4 million paid to FedFirst stockholders and option holders of in-the-money FedFirst stock options. The adjustment also results from the assumption that cash and cash equivalents will be used to pay for after tax one-time merger and integration expenses of FedFirst. A portion of these expenses have been charged against FedFirst’s income through September 30, 2014 and result in a charge to CB’s goodwill.

(2)
The unaudited combined condensed consolidated pro forma statement of financial condition includes a fair value adjustment to total loans to reflect the credit condition and interest rate mark of $4.5 million, which represents an adjustment of 1.6% on FedFirst’s outstanding loan portfolio.  In order to determine the adjustment, CB employed an outside expert to confirm the results obtained from CB’s due diligence process. The fair value adjustment will be amortized through loan interest income over the estimated lives of the affected loans.  Another factor to this adjustment was the elimination of FedFirst’s allowance for loan losses. Purchased loans acquired in a business combination are recorded at fair value and the recorded allowance of the acquired company is not carried over.

(3)
Represents adjustments in the net deferred tax assets resulting from the fair value adjustments related to the acquired assets and liabilities, identifiable intangibles and other deferred tax items. The actual deferred tax adjustment will depend on facts and circumstances existing at the completion of the merger. The fair value adjustment of the net deferred tax asset assumes an effective tax rate of 34%.  See footnote 6 for additional details.

(4)	Banking premises and equipment have been adjusted to reflect appraised values of facilities to be acquired less net book value.
(5)
CB employed an outside expert to assist in the determination of the core deposit intangible of $5.0 million.  The core deposit intangible will be amortized into noninterest expense over a 9.3 year life using the straight line method.

(6)
Calculated to reflect the acquisition accounting adjustments related to the merger. The consideration paid to acquire FedFirst consists of cash of $18.4 million (2,286,008 shares at a 35% exchange ratio of $23.00 per share) and the issuance of 1,721,967 shares of CB’s common stock based upon the fixed exchange rate of 1.1590 on 65% of 2,286,008 shares of FedFirst common stock outstanding, net of the retirement of unallocated shares used to terminate First Federal Savings Bank’s employee stock ownership plan. The value of CB’s common stock to be issued was based upon the cash payment price of $23.0 per share adjusted for the 1.1590 exchange ration or $19.84 as of October 31, 2014. Outstanding options and warrants were retired resulting in the consideration equal to the difference between the cash price of $23.00 per share and the weighted average strike price.  Acquisition accounting adjustments assume that FedFirst’s stockholders’ equity is eliminated and the purchase price, goodwill and intangible assets are reflected on the CB’s financial statements pursuant to the application of acquisition accounting.

	Note
		(In thousands)
Assumptions/Inputs:
Value of CB’s common stock to be issued		$34,164
Cash paid to FedFirst’s stockholders and option holders		18,406
Total deal value at date merger agreement signed		52,570
FedFirst’s stockholders’ equity		51,375
Less: minority interest purchase of Exchange Underwriters		(1,196)
Less: incremental October FedFirst merger costs, net of tax		(2,777)
Less: associated stock option costs		(1,757)
Less: residual October FedFirst net operating loss		(1,639)
Less: intangibles of FedFirst		(1,080)
Plus: termination of ESOP		907
FedFirst’s stockholders’ equity, net of transaction costs		43,833
Fair value adjustments:
Loans	(2)	(966)
Fixed assets	(4)	557
Core deposit intangible	(5)	4,977
Time deposits	(7)	(150)
FHLB advances	(8)	(298)
Fair value adjustments		4,120
Tax effect of fair value adjustments **	(3)	(1,401)
Total adjustment of net assets acquired		2,719
Adjusted net assets acquired		46,552
Estimated goodwill	(6)	$6,018
________________
(**) Assumed effective tax rate of 34%

(7)
The deposits include a fair value adjustment to time deposits to reflect differences in interest rates in the amount of $150,000.  The analysis was prepared by an outside expert based on an analysis of current market interest rates and maturity dates.  This fair value adjustment will be accreted into interest expense over the estimated lives of the affected time deposits.  Estimated accretion was computed using the straight line methodology utilizing a 2.2 year period for full recognition of this adjustment based upon historical deposit lives.

(8)
The FHLB advances include a fair value adjustment to FedFirst’s FHLB advances to reflect differences in interest rates of $298,000. The fair value adjustment will be accreted into interest expense over the remaining life of the affected FHLB advance using the straight line methodology using a fair value adjustment period of nine months based upon the outstanding balance and repayment history.

(9)
Reflects elimination of FedFirst’s equity accounts, issuance of 1,721,967 shares of CB’s common stock and additional merger-related transaction costs, net of tax. Through September 30, 2014, FedFirst incurred merger-related transaction costs of $1.7 million ($1.1 million net of tax) and incurred an additional $4.2 million of merger-related transaction costs in October, 2014 ($2.8 million after tax).

Unaudited Combined Condensed Consolidated Pro Forma Statement of Operations
For the Nine Months Ended September 30, 2014 (1)
(In Thousands, Except Share Data)

	CB Historical	FedFirst Historical	Pro Forma Adjustments		Pro Forma Combined
Interest and dividend income:
Loans	$12,067	$9,211	$687	(2)	$21,965
Investments	1,633	576	–	(2)	2,209
Other interest-earning assets	116	65	–		181
Total interest and dividend income	13,816	9,852	687		24,355
Interest expense:
Deposits	1,222	901	(51	)(2)	2,072
Short term borrowings	32	–	-		32
FHLB advances	86	684	(87	)(2)	683
Total interest expense	1,340	1,585	(138)		2,787
Net interest income before provision for loan losses	12,476	8,267	825		21,568
Provision for loan losses	–	295	–		295
Net interest income after provision for loan losses	12,476	7,972	825		21,273
Noninterest income:
Service fees	1,538	455	–		1,993
Insurance commissions	–	2,513	–		2,513
Increase in cash surrender value of bank-owned life insurance	174	179	–		353
Net gain on sales of loans	272	–	–		272
Net gain on sales of available for sale securities	35	76	–		111
Other income	334	83	–		417
Total noninterest income	2,353	3,306	–		5,659
Noninterest expenses:
Salaries and employee benefits	5,642	4,713	–		10,355
Occupancy and equipment	1,676	848	17	(2)	2,541
Outside professional services	582	427	–		1,009
Data processing	–	520	–		520
Marketing and advertising	268	354	–		622
FDIC deposit insurance and regulatory assessment	288	153	–		441
Acquisition-related expenses	1,033	1,667	–		2,700
Other	2,049	1,045	418	(2)	3,512
Total noninterest expenses	11,538	9,727	435	(3)	21,700
Income before noncontrolling interest in net income of consolidated subsidiary	3,291	1,551	390		5,232
Income tax expense	734	546	133		1,413
Net income before noncontrolling interest in net income of consolidated subsidiary	2,557	1,005	257		3,819
Noncontrolling interest in net income of consolidated subsidiary	–	(69)	69		–
Net (loss) income	$2,557	$936	$326		$3,819
Earnings (loss) per share:
Basic	$1.09	$0.42			$0.94
Diluted	$1.09	$0.41			$0.94
Weighted average shares outstanding:
Basic	2,348,956	2,233,033			4,070,923	(3)
Diluted	2,354,484	2,294,504			4,076,451	(3)

Unaudited Combined Condensed Consolidated Pro Forma Statement of Operations
For the Year Ended December 31, 2013 (1)
(In Thousands, Except Share Data)

	CB Historical	FedFirst Historical	Pro Forma Adjustments		Pro Forma Combined
Interest and dividend income:
Loans	$15,380	$11,867	$916	(2)	$28,163
Investments	2,317	1,026	–		3,343
Other interest-earning assets	60	27	–		87
Total interest and dividend income	17,757	12,920	916		31,593
Interest expense:
Deposits	1,968	1,419	(68	)(2)	3,319
Federal funds purchased and repurchase agreements	60	–	–		60
FHLB advances	209	1,275	(115	)(2)	1,369
Total interest expense	2,237	2,694	(183)		4,748
Net interest income before provision for loan losses	15,520	10,226	1,099		26,845
Provision for loan losses	100	740	–		840
Net interest income after provision for loan losses	15,420	9,486	1,099		26,005
Noninterest income:
Service fees	2,146	750	–		2,896
Insurance commissions		3,222	–		3,222
Increase in cash surrender value of bank-owned life insurance	243	243	–		486
Net gain on sales of loans	476	–	–		476
Other income (loss)	520	102	–		622
Total noninterest income	3,385	4,317	–		7,702
Noninterest expenses:
Salaries and employee benefits	7,341	6,115	–		13,456
Occupancy and equipment	2,094	1,158	22	(2)	3,274
Computer and electronic banking services
Outside professional services	672	601	–		1,273
Data processing	–	575	–		575
Marketing and advertising	300	498	–		798
FDIC deposit insurance and regulatory assessment	787	180	–		967
Acquisition-related expenses	2,195	1,178	557	(2)	3,930
Total noninterest expenses	13,389	10,305	579	(3)	24,273
Income before income tax expense and noncontrolling interest in net income of consolidated subsidiary	5,416	3,498	520	(2)	9,434
Income tax expense	1,160	1,186	177	(2)	2,523
Net income before noncontrolling interest in net income of consolidated subsidiary	4,256	2,312	343		6,911
Noncontrolling interest in net income of consolidated subsidiary	–	(77)	77		–
Net income	$4,256	$2,235	$420		$6,911
Earnings per share:
Basic	$1.73	$0.93			$1.65
Diluted	$1.72	$0.91			$1.65
Weighted average shares outstanding:
Basic	2,463,571	2,405,295			4,185,538	(4)
Diluted	2,478,086	2,449,252			4,200,053	(4)

(1)
Assumes that the merger was completed as of the beginning of the period presented utilizing the acquisition method of accounting. Estimated fair value adjustments for loans, core deposit intangible, time deposits, borrowed funds and repurchase agreement were determined by an outside expert commissioned to calculate the fair value of selected assets and liabilities of FedFirst. The resulting premiums and discounts for purposes of the unaudited combined condensed consolidated pro forma financial data, where appropriate, are being amortized and accreted into income as more fully described in the notes below. Actual fair value adjustments were determined as of the merger completion date, October 31, 2014, and will be amortized and accreted into income over the estimated remaining lives of the respective assets and liabilities.

(2)
The following table summarizes the estimated full year impact of the amortization (accretion) of the non-credit related acquisition accounting adjustments on the pro forma statement of operations (in thousands) assuming the merger was completed as of the beginning of the fiscal year presented and carried through the interim period presented.

Category	Premium/ (Discounts)	Estimated Life in Years	Amortization (Accretion) Method	Amortization (Accretion) Year Ended December 31, 2013
Loans	$(4,512)	5.25	SL	$(916)
Core deposit intangible	4,977	9.31	SL	557
Time deposits	(150)	2.20	SL	(68)
FHLB advances	(298)	2.58	SL	(115)
Banking premises	557	25.00	SL	22
________________
EY - effective yield method.
SL - straight line method.
SD - sum-of-the-years digit method.

The following table summarizes the estimated impact of the amortization (accretion) of the acquisition accounting adjustments on CB results of operations for the years following the merger assuming such transaction was effected on January 1, 2014 (in thousands).

Amounts for the Years Ended December 31,	Amortization of Intangibles	Net Amortization (Accretion)	Net Decrease in Income Before Taxes
2014	$(535)	$1,151	$616
2015	(535)	1,076	541
2016	(535)	911	376
2017	(535)	569	(34)
2018	(535)	79	(456)
Thereafter	(2,304)	615	(1,189)

The income tax adjustment is based upon total pre-tax acquisition accounting adjustments and a 34% effective tax rate.

(3)
Basic and diluted weighted average common shares outstanding were determined by adding the number of shares issuable to FedFirst’s stockholders to CB’s historical weighted average basic and diluted outstanding common shares and reflect 1,721,967 incremental diluted shares of CB as a result of pro forma income for the nine months ended September 30, 2014. The stock consideration paid to FedFirst’s stockholders consists of the issuance of 1,721,967 shares of CB’s common stock based upon the fixed exchange rate of 1.1590 applied to 65% of the 2,286,008 shares of FedFirst common stock outstanding. The share amounts above reflect the impact related to the retirement of unallocated shares utilized to terminate First Federal Savings Bank’s employee stock ownership plan.

(4)
Basic and diluted weighted average common shares outstanding were determined by adding the number of shares issuable to FedFirst’s stockholders to CB’s historical weighted average basic and diluted outstanding common shares. The stock consideration paid to FedFirst’s stockholders consists of the issuance of 1,721,967 shares of CB’s common stock based upon the fixed exchange rate of 1.1590 applied to 65% of the 2,286,008 shares of FedFirst common stock outstanding.  The share amounts above reflect the impact related to the retirement of unallocated shares utilized to terminate First Federal Savings Bank’s employee stock ownership plan.